Exhibit 13.1

Certification of the Principal Executive and Financial Officers of

CEMEX, S.A.B. de C.V.

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of CEMEX, S.A.B. de C.V. (the “Company”) for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Fernando A. González Olivieri, as Chief Executive Officer of the Company, and José Antonio González Flores, as Executive Vice President of Finance and Administration and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and periods set forth therein.

/s/ Fernando A. González Olivieri
Name:	Fernando A. González Olivieri
Title:	Chief Executive Officer
Date:	April 24, 2015

/s/ José Antonio González Flores
Name:	José Antonio González Flores
Title:	Executive Vice President of Finance and
Administration and Chief Financial Officer
Date:	April 24, 2015

This certification is furnished as an exhibit to the Report and accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.